Exhibit 10.23(d)

THIRD AMENDMENT AND WAIVER (this “Amendment”) dated as of December 8, 2006, to the Amended and Restated Credit Agreement dated as of August 4, 1999, as amended and restated as of February 6, 2006 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among ON SEMICONDUCTOR CORPORATION (“Holdings”), SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC (the “Borrower”), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as administrative agent.

A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B. Holdings and the Borrower have requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth below.

C. The undersigned Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

D. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments of Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by (a) adding following the reference to “Section 6.01” appearing at the end of clause (c) of the definition of the term “Prepayment Event” the following: “(other than the incurrence of any Indebtedness pursuant to Section 6.01(a)(xiv))” and (b) adding the following defined terms in proper alphabetical order:

“Permitted Unsecured Debt” means Indebtedness of Holdings or of Holdings and the Borrower in respect of debt securities (i) that is unsecured, (ii) that does not provide for scheduled payments of principal earlier than 91 days after the final scheduled repayment of principal of the Term Loans (determined assuming that the Term Loans mature on the latest possible maturity date contemplated hereunder) and (iii) the covenants, events of default, guarantees and other terms (excluding the aggregate principal amount thereof) of which are reasonably satisfactory to the Administrative Agent in all material respects, provided that any such covenant, event of default, guarantee or other term shall not require approval of the Administrative Agent if it satisfies any of the following: (i) in the case of conversion provisions (if such debt securities are convertible into common equity of Holdings), such conversion provisions would be permitted without the approval of the Administrative Agent if such debt securities were to be issued as Permitted Convertible Debt, (ii) such term is customary for unsecured debt securities issued in the capital markets by comparable issuers or (iii) such term is not more restrictive to the Borrower and the other Loan Parties than those in this Agreement.

“Permitted Unsecured Debt Documents” means any indenture under which any Permitted Unsecured Debt is issued and all other instruments, agreements and other documents evidencing or governing any Permitted Unsecured Debt or providing for any Guarantee or other right in respect thereof.

SECTION 2. Amendments of Section 2.11. Section 2.11 of the Credit Agreement is amended by adding, before the period at the end of paragraph (c)(i) thereof, the following:

provided, further, that in the case of any events described in clause (c) of the definition of the term “Prepayment Event” in respect of the incurrence of Permitted Unsecured Debt, the Borrower shall not be required to prepay Term Borrowings if at the time the aggregate principal amount of outstanding Term Loans is less than $225,000,000 (it being understood that if the outstanding principal amount of Term Loans is not less than $225,000,000, the Borrower shall not be required to prepay Term Borrowings by an amount greater than the amount necessary to reduce the outstanding principal amount of Term Loans below $225,000,000).

SECTION 3. Amendments of Section 6.01. Section 6.01 of the Credit Agreement is amended by (a) deleting clause (a)(vii) thereof in its entirety and substituting in lieu thereof the following:

(vii) Permitted Convertible Debt; provided that on the date of incurrence of such Permitted Convertible Debt, the Leverage Ratio is less than 4.00 to 1.00 (calculated based on Consolidated EBITDA for the most recent period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable), determined after giving effect to such Permitted Convertible Debt to be incurred on such date and all Loans to be prepaid with the proceeds of such Permitted Convertible Debt on or within five Business Days after such date;

, (b) deleting the word “and” appearing at the end of clause (a)(xii) thereof, (c) deleting the period at the end of clause (a)(xiii) thereof and substituting in lieu thereof the following: “; and” and (d) adding at the end of paragraph (a) thereof the following:

(xiv) Permitted Unsecured Debt; provided that on the date of incurrence of such Permitted Unsecured Debt, the Leverage Ratio is less than 4.00 to 1.00 (calculated based on Consolidated EBITDA for the most recent period of four fiscal quarters for which financial statements have been delivered pursuant to

Section 5.01(a) or (b), as applicable), determined after giving effect to such Permitted Unsecured Debt to be incurred on such date and all Loans to be prepaid with the proceeds of such Permitted Unsecured Debt on or within five Business Days after such date.

SECTION 4. Amendments of Section 6.08. Section 6.08 of the Credit Agreement is amended by (a) deleting clause (a)(v) thereof and substituting in lieu thereof the following:

(v)	at any time the aggregate principal amount of outstanding Term Loans is less than $225,000,000, Holdings may make Restricted Payments with respect to its capital stock in an aggregate amount not exceeding $300,000,000; provided that on the date of and after giving effect to such Restricted Payment (and any incurrence of Indebtedness on such date), the Leverage Ratio is less than 4.00 to 1.00 (calculated based on Consolidated EBITDA for the most recent period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable), (vi) the Borrower may pay dividends to Holdings at such times and in such amounts as shall be necessary to permit Holdings to make Restricted Payments permitted by clause (v), and (b) relettering clause (a)(vi) thereof as clause (a)(vii).

SECTION 5. Amendments of Section 6.10. Section 6.10 of the Credit Agreement is amended by deleting clause (i) of the proviso thereof and substituting in lieu thereof the following “(i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, any Permitted Convertible Debt Document or any Permitted Unsecured Debt Document”.

SECTION 6. Amendments of Section 6.11. Section 6.11(a) of the Credit Agreement is amended by (a) deleting the word “or” appearing at the end of clause (i) thereof, (b) adding at the end of clause (ii) thereof the following: “, or (iii) any Permitted Unsecured Debt”, (c) adding, following the words “Permitted Convertible Debt Document” appearing in clause (B) of the proviso thereof, the following: “or Permitted Unsecured Debt Document” and (d) adding, following the words “Permitted Convertible Debt” appearing in clause (B)(i) of the proviso thereof, the following: “or Permitted Unsecured Debt, as applicable,”.

SECTION 7. Waiver of Notice. The Administrative Agent and the undersigned Lenders hereby waive the notice requirements of Section 2.11(e) and (f) of the Credit Agreement in respect of any prepayments of the Term Loans with Net Proceeds of Permitted Unsecured Debt made by the Borrower prior to December 31, 2006.

SECTION 8. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of Holdings and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) After giving effect to this Amendment, each of the representations and warranties of Holdings and the Borrower set forth in the Loan Documents is true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 9. Conditions to Effectiveness. This Amendment shall become effective on the date that the following conditions shall have occurred (which date shall not be later than December 12, 2006): (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Borrower and the Required Lenders, and (b) all fees and other amounts due and payable in connection with this Amendment or the Credit Agreement, including the fee described in Section 10 and, to the extent invoiced in writing to the Borrower at least two Business Days prior to such date, reimbursement or payment of all reasonable, documented, out-of-pocket expenses (including fees, charges and disbursements of counsel or other advisors) required to be paid or reimbursed by any Loan Party, shall have been paid or reimbursed, as applicable.

SECTION 10. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment at or prior to 5:00 p.m., New York time, on December 8, 2006, an amendment fee in an amount equal to 0.05% of the sum of such Lender’s Revolving Commitment and outstanding Term Loans; provided that such fee shall not be payable unless and until all conditions to the effectiveness of this Amendment as provided in Section 9 (other than payment of such amendment fee) shall have been satisfied.

SECTION 11. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes.

SECTION 12. Applicable Law; Waiver of Jury Trial. (A) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 13. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 14. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable, documented, out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 15. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

ON SEMICONDUCTOR CORPORATION,

By	/s/ DONALD A. COLVIN
Name: Donald A. Colvin Title: Executive Vice President and Chief Financial Officer

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC,

By	/s/ DONALD A. COLVIN
Name: Donald A. Colvin Title: Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually and as administrative agent,

By	/s/ PETER M. LING
Name: Peter M. Ling Title: Managing Director

SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER DATED AS OF DECEMBER 8, 2006, TO THE CREDIT AGREEMENT DATED AS OF AUGUST 4, 1999, AS AMENDED AND RESTATED AS OF FEBRUARY 6, 2006, AMONG ON SEMICONDUCTOR CORPORATION, SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, THE LENDERS PARTY THERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:
By
Name:
Title:

[Multiple signature pages of the various lending institutions make up the remainder of the amendment and are not reproduced here.]